SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2004

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)

001-06991	71-0415188
(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street Bentonville, Arkansas	72716
(Address of principal executive offices)	(Zip code)

(479) 273-4000

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Wal-Mart Stores, Inc. (the “Company”) and Deutsche Bank AG London, Barclays Bank PLC and The Royal Bank of Scotland plc (the “Underwriters”) have entered into a Pricing Agreement, dated September 22, 2004 (the “Pricing Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, £1,000,000,000 aggregate principal amount of the Company’s 5.25% Notes Due 2035 (the “Notes”). The Pricing Agreement incorporates by reference the terms of an Underwriting Agreement, dated as of February 18, 2003 (the “Underwriting Agreement”), by and among the Company and, as to the issuance and sale of the Notes, the Underwriters.

The Company and the Underwriters intend to consummate the sale and purchase of the Notes pursuant to the Pricing Agreement on September 29, 2004. The Notes will be sold to the public at an issue price of 97.961% of the Notes’ principal amount (£979,610,000). The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses of the sale of the Notes, will be £973,360,000.

The terms of the Notes are as set forth in the prospectus supplement of the Company, dated September 22, 2004, to its prospectus dated December 27, 2002, relating to the offer and sale of the Notes (the “Prospectus Supplement”), which Prospectus Supplement was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 24, 2004 pursuant to Rule 424(b)(5) of the Commission promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes constitute the Company’s newly created series of 5.25% Notes Due 2035 (the “2035 Series”). The 2035 Series was created and established, and its terms and conditions were established, by action of the Company and an authorized officer of the Company pursuant to and in accordance with the Indenture, dated as of December 11, 2002 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, National Association, as Trustee. The terms of the Notes are as set forth in the Indenture, which is an exhibit to the Registration Statement on Form S-3 of the Company (Commission File No. 333-101874) (the “Registration Statement”), and in the form of the promissory note that represents the Notes. The Notes will be delivered in the form of one global note in the original principal amount of £1,000,000,000, representing the Notes issued and sold (the “Global Note”), which will be executed by the Company and authenticated by the Trustee. Copies of the Pricing Agreement, the Underwriting Agreement and the form of the Global Note are attached as exhibits to this Current Report on Form 8-K. Also attached to this Current Report on Form 8-K are the Series Terms Certificate, as contemplated by the Indenture, that evidences the establishment of certain terms and conditions of the 2035 Series in accordance with the Indenture, and the opinion of Hughes & Luce, LLP regarding the legality of the Notes.

The Company has offered and will sell a substantial portion of the Notes outside the United States in reliance upon Regulation S (“Regulation S”) under the Securities Act. As part of the offer and sale of the Notes, the Company may offer and sell up to the equivalent of $200 million in aggregate principal amount of the Notes (the “U.S. Notes”) in the United States, or the U.S. Notes may be transferred to one or more U.S. Persons (as that term is defined in Regulation S) pursuant to the Registration Statement.

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Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

1(a)	Pricing Agreement, dated as of September 22, 2004, between the Company and the Underwriters.

1(b)	Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, the Underwriters.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. 5.25% Notes Due 2035.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. 5.25% Notes Due 2035.

5	Legality Opinion of Hughes & Luce, L.L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2004

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
	Name:	Thomas M. Schoewe
	Title:	Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

1(a)	Pricing Agreement, dated as of September 22, 2004, between the Company and Deutsche Bank AG London, Barclays Bank PLC and The Royal Bank of Scotland plc.

1(b)	Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, Deutsche Bank AG London, Barclays Bank PLC and The Royal Bank of Scotland plc.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. 5.25% Notes Due 2035.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. 5.25% Notes Due 2035.

5	Legality Opinion of Hughes & Luce, L.L.P.